[FORM]EARLY CONVERSION AGREEMENT

THIS EARLY CONVERSION AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”) made effective as of this __ day of October 2010 (the “Effective Date”), by and among Pharmathene, Inc. (the “Company”) and the investors identified on schedule 1 attached hereto (collectively, the “Holders” and each, a “Holder”) who execute and deliver this Agreement.

WHEREAS, the Company issued 10% unsecured convertible notes (individually, a “Note” and collectively, the “Notes”), in connection with a Note and Warrant Purchase Agreement, dated as of July 24, 2009 (as amended, supplemented, restated or otherwise modified from time to time, the “Purchase Agreement”), by and among the Company and the Holders.  Capitalized terms not defined herein shall have the meaning assigned thereto in the Purchase Agreement or the respective Note, as applicable.

WHEREAS, the Company desires and certain of the Holders have agreed upon an arrangement whereby the Holders shall be granted the opportunity to convert their Note(s) prior to the Maturity Date subject to the terms set forth herein.

WHEREAS, MPM BioVentures III, L.P. (“MPM III”), MPM BioVentures III-QP, L.P. (“MPM QP”), MPM BioVentures III Parallel Fund, L.P. (“MPM Parallel”), MPM BioVentures III GMBH & Co. Parallel-Beteiligungs KG (“MPM KG”), MPM Asset Management Investors 2004 BVIII LLLC (“MPM Asset”) and Healthcare Ventures VII, L.P. (“Healthcare Ventures”), Eric I. Richman (“Richman”), Joel McCleary (“McCleary”, and together with, MPM III, MPM OP, MPM Parallel, MPM KG, MPM Asset and Richman, the “Converting Holders” and each, a “Converting Holder”) desire to convert their respective Notes subject to the terms of the Notes and hereof.

NOW, THEREFORE, in consideration of the covenants, promises, representations, warranties and conditions contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and each Holder, intending to be legally bound, hereby agree as follows:

1.           Early Conversion

Notwithstanding anything to the contrary in the Purchase Agreement or any Note, as applicable, each Converting Holder hereby agrees to convert its Note(s), effective upon the Company’s completion, on or prior to November 4, 2010, of a firm commitment underwritten offering as contemplated in that certain Underwriting Agreement, dated as of October 29, 2010, by and between the Company and Roth Capital Partners, LLC (the “Offering”) of its shares of common stock, $0.001 par value (the “Common Stock”).  Upon the effective date of such conversion, such Converting Holder shall be entitled to receive as the Conversion Amount (A) shares on conversion at the Conversion Price in accordance with the terms of the Note; and (B) an amount in cash equal to the Interest the Holder would have received for the period beginning on the date that the Offering is consummated (the “Closing Date”) and ending on, and including, the Maturity Date, had the Holder held the Note throughout such period. The Conversion Date, as that term is used in the Note and herein, shall be deemed to be the Closing Date.

Simultaneously, with the execution of this Agreement, the Accepting Holders are delivering a duly completed Conversion Notice to the Company which shall be irrevocable as provided herein, until 5:00 p.m., New York time on November 4, 2010 on and after which time it shall be automatically null and void, and of no further effect.

It is understood and agreed that the Company may make available to all Holders the same opportunity to receive the conversion consideration set forth above in accordance with the terms of the Purchase Agreement.

2.           Modification of Agreement

This Agreement may only be amended by written agreement of each of the parties hereto expressly stating that such instrument is intended to modify, amend or supplement this Agreement.

3.           Assignment of Agreement

A Holder may only assign this Agreement with the written consent of the Company.  The Company may freely assign this Agreement without the consent of any other party.  Any assignment of this Agreement in violation of this Section is null and void.  This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.           Choice of Law

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTIONS OTHER THAN THE STATE OF DELAWARE.

5.           Headings

The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

6.           Rules of Construction

Unless the context otherwise requires, (a) words in the singular include the plural, and words in the plural include the singular and (b) “including” means, where not already so indicated, “including without limitation.”  Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”  “Herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.  Unless otherwise specified, references in this Agreement to any Article or Section are references to such Article or Section of this Agreement, and references in any Article, Section or definition to any subsection or clause are references to such subsection or clause of such Article, Section or definition.  All references in this Agreement to an agreement, instrument or other document shall be construed as a reference to that agreement, instrument or document as the same may be amended, modified, varied, supplemented or novated from time to time.  This Agreement was negotiated by the parties and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

7.           No Waiver; Cumulative Remedies

No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights, powers and remedies under this Agreement are cumulative and are not exclusive of any other rights, powers and remedies provided by law.

8.           Counterparts

This Agreement may be executed in counterparts, which, together, shall be considered one and the same agreement.  Copies of executed counterparts transmitted by facsimile or other electronic transmission service shall be considered original, executed counterparts, provided receipt of such counterparts is confirmed.

9.           Entire Agreement

This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement between the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements between the parties hereto.

[signature page follows]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Early Conversion Agreement as of the date first written above.

PHARMATHENE, INC.

By:
Name:
Title:

MPM BIOVENTURES III, L.P.
By: MPM BioVentures III GP, L.P., its General Partner
By: MPM BioVentures III LLC, its General Partner

By:
	Name:	Ansbert K. Gadicke
	Title:	Series A Member

MPM BIOVENTURES III-QP, L.P.
By: MPM BioVentures III GP, L.P., its General Partner
By: MPM BioVentures III LLC, its General Partner

By:
	Name:	Ansbert K. Gadicke
	Title:	Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.
By: MPM BioVentures III GP, L.P., its General Partner
By: MPM BioVentures III LLC, its General Partner

By:
	Name:	Ansbert K. Gadicke
	Title:	Series A Member

MPM BIO VENTURES III GMBH & CO. PARALLEL- BETEILIGUNGS KG
By: MPM BioVentures III GP, L.P., in its capacity as the
Managing Limited Partner
By: MPM BioVentures III LLC, its General Partner

By:
	Name:	Ansbert K. Gadicke
	Title:	Series A Member

MPM ASSET MANAGEMENT INVESTORS 2004
BVIII LLC

By:
	Name:	Ansbert K. Gadicke
	Title:	Manager

HEALTHCARE VENTURES VII, L.P.
By: HealthCare Partners VII, L.P., its General Partner

By:
Name:
Title:

Eric Richman

Joel McCleary